Exhibit 10.35

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

CHANGE ORDER FORM

LNG Intank Pump Replacement Scope Reduction/OSBL Additional Piling for the Cathodic Protection

Rectifier Platform and Drum Storage Shelter

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-00031 DATE OF CHANGE ORDER: October 15, 2013

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.	The Agreement includes the replacement of ten (10) LNG Intank Pumps with the purchase and installation to be performed by Bechtel. By this Change Order, SPL now assumes responsibility for the removal of ten (10) exising LNG Intank Pumps and installation of ten (10) new LNG Intank Pumps.

2.	Exhibit A of this Change Order details the Scope of Work and DOR for the LNG Intank Pumps Replacement and amends and replaces Section 5.5 Scope of Facilities.

3.	The Scope of Work is amended to include pile driving for the SPL, LLC. Cathodic Protection Rectifier Platform and Drum Storage Shelter facilities. The additional piling will be conducted using BOMAC shorter length piles. As a result, the performance of these piles will not be covered by Bechtel’s warranty governed by Article 12.B.1. of the Agreement.

4.	The overall cost breakdown for this Change Order is detailed in Exhibit B and described as follows:

a.	The Previous Existing Facility Labor Provisional Sum in Article 2.2 of Attachment EE of the Agreement was *** U.S. Dollars ($***) and *** hours. This Change Order will amend the previous values respectively to *** U.S. Dollars ($***) and *** hours.

b.	The Aggregate Provisional Sum specified in Article 7.1A of the Agreement prior to this Change Order was $320,196,735. This Change Order will decrease the Aggregate Provisional Sum amount by $871,768 and the new value shall be $319,324,967.

5.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestone(s) listed in Exhibit C of this Change Order.

Adjustment to Contract Price

The original Contract Price was	$3,900,000,000
Net change by previously authorized Change Orders (#00001-00030)	$152,059,165
The Contract Price prior to this Change Order was	$4,052,059,165
The Contract Price will be (increased) by this Change Order in the amount of	$(1,083,778)
The new Contract Price including this Change Order will be	$4,050,975,387

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified): No impact to Project Schedule.

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: Yes. See sections 4, 5 and Exhibits B and C of this Change Order.

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:

[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials:             Contractor             Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials:             Contractor             Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Ed Lehotsky	/s/ JT Jackson
Owner	Contractor
Ed Lehotsky	JT Jackson
Name	Name
VP LNG Proj Mgt	SR VP
Title	Title
11/21/2013	10/23/2013
Date of Signing	Date of Signing